UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 26, 2010
MADISON SQUARE GARDEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 465-6000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On February 26, 2010, Madison Square Garden, Inc. (the “Company”) announced that Joseph F. Yospe has been appointed the Company’s Senior Vice President, Controller and Principal Accounting Officer.
          Prior to joining the Company, Mr. Yospe, 51, served as Senior Vice President, Corporate Controller and Chief Accounting Officer at ABM Industries Incorporated, a provider of facilities services, from January, 2008 to February, 2010, and from October, 2007 to December 2007 he served as Senior Vice President. Previously, he was Vice President and Assistant Controller at Interpublic Group of Companies, Inc., an advertising and marketing services provider, from September 2004 to September 2007.
          Under an employment offer letter (the “employment agreement”), entered into in connection with his appointment, Mr. Yospe will receive an initial base salary of $400,000 annually. He will be eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to 45 percent of his base salary. Bonus payments are based on actual salary paid during the year for which they are awarded, however any bonus payment for 2010 will be based on his full annual salary of $400,000. Bonus payments depend on a number of factors, including Company, unit and individual performance. The decision on whether or not to pay a bonus, and the amount of that bonus, if any, is made by the Company in its sole discretion.
          Mr. Yospe is also eligible, subject to his continued employment by the Company and actual grant by the Compensation Committee of the Board of Directors of the Company, to participate in such long-term incentive programs that are made available in the future to similarly situated executives at the Company. Any such awards would be pursuant to the applicable plan document and the terms and conditions established by the Compensation Committee in its sole discretion. Any long-term incentive awards are currently expected to be subject to three-year cliff vesting.
          If, prior to the one-year anniversary of Mr. Yospe’s start date, his employment is involuntarily terminated by the Company for any reason other than Cause, the Company will pay severance in an amount equal to his base salary plus his target annual bonus, each as then in effect (the “Severance Amount). Sixty percent of the Severance Amount would be payable on the six-month anniversary of the date on which his employment is so terminated (the “Termination Date”) and the remaining 40% of the Severance Amount would be payable on the twelve-month anniversary of the Termination Date. Payment of any Severance Amount will be subject to Mr. Yospe’s execution of a severance agreement to the Company’s satisfaction.
          For the purposes of the employment agreement, “Cause” means, as determined by the Company, Mr. Yospe’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.
     The employment agreement with Mr. Yospe has been filed as an exhibit to this Current Report on Form 8-K and the description of the employment agreement contained herein is qualified in its entirety by reference to the employment agreement, which is incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1   Employment Agreement, dated February 2, 2010, between Madison Square Garden, Inc. and Joseph F. Yospe.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN, INC. (Registrant)
By:	/s/ Robert M. Pollichino
	Name:	Robert M. Pollichino
	Title:	Executive Vice President and Chief Financial Officer

Dated: February 26, 2010

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